                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT: [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              Tucker Anthony Sutro
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

[Tucker Anthony Sutro LOGO]

                                                                   April 2, 2001

Dear Stockholders:

     On behalf of the Board of Directors and employees of Tucker Anthony Sutro, I cordially invite you to attend the 2001 Annual Meeting of Tucker Anthony Sutro's stockholders. We will be holding the Annual Meeting on Thursday, May 10, 2001 at 10:00 a.m. eastern time at the Omni Parker House Hotel, located at 60 School Street, Boston, Massachusetts.

     Enclosed with this letter are a Notice of Annual Meeting, a Proxy Statement, a proxy card and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about Tucker Anthony Sutro.

     Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope, or vote your proxy via the Internet or by telephone as described on page 2 of the Proxy Statement. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                          Sincerely,

                                      [/s/ John H. Goldsmith]
                                          John H. Goldsmith

                                          Chairman of the Board

                             YOUR VOTE IS IMPORTANT

Please Sign, Date and Return Your Proxy Card Before the Annual Meeting

                              TUCKER ANTHONY SUTRO
              INFORMATION REGARDING ANNUAL MEETING OF STOCKHOLDERS

Date: Thursday, May 10, 2001

Time: 10:00 a.m.

Place: Omni Parker House Hotel
       60 School Street
       Boston, Massachusetts

                              TUCKER ANTHONY SUTRO
                               ONE BEACON STREET
                          BOSTON, MASSACHUSETTS 02108
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001

     Notice is hereby given that the Annual Meeting of Tucker Anthony Sutro will be held at the Omni Parker House Hotel, 60 School Street, Boston, Massachusetts on Thursday, May 10, 2001 at 10:00 a.m. eastern time for the following purposes:

     - To elect eleven directors;

     - To ratify the selection of Ernst & Young, LLP as our independent accountants for the fiscal year ending December 31, 2001;

     - To transact any other business that is properly presented at the Annual Meeting.

     You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on March 28, 2001.

                                          By Order of the Board of Directors:

                                          [/s/ Kevin J. McKay]

                                          Kevin J. McKay
                                          Secretary

April 2, 2001

                 YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

   PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE AS SOON AS
               POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

  IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR PROXY AND VOTE IN
                                    PERSON.

                              TUCKER ANTHONY SUTRO
                               ONE BEACON STREET
                          BOSTON, MASSACHUSETTS 02108

                                 April 2, 2001

                       PROXY STATEMENT FOR ANNUAL MEETING

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2001 Annual Meeting of the stockholders of Tucker Anthony Sutro (the "Company"). The 2001 Annual Meeting will be held on Thursday, May 10, 2001 at 10:00 a.m. eastern time at the Omni Parker House Hotel, 60 School Street, Boston, Massachusetts.

     This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting and other relevant information.

     On or about April 2, 2001 we began mailing this Proxy Statement to persons who, according to our records, owned shares of our common stock at the close of business on March 28, 2001.

                               TABLE OF CONTENTS

Information About the 2001 Annual Meeting and Voting........    2
Proposals to be Presented at the Annual Meeting.............    4
  1.  Election of Directors
  2.  Ratification of Ernst & Young, LLP as Independent
     Accountants
Share Ownership.............................................    5
The Board of Directors......................................    7
Executive Compensation......................................   10
Compensation Committee Report on Executive Compensation.....   15
Certain Relationships and Related Transactions..............   17
Audit Committee, Audit Fees and Auditor Independence........   19
Other Information...........................................   20

              INFORMATION ABOUT THE 2001 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting will be held on Thursday, May 10, 2001 at 10:00 a.m. eastern time at the Omni Parker House Hotel, 60 School Street, Boston, Massachusetts. On or about April 2, 2001 we began mailing this Proxy Statement to persons who, according to our records, owned shares of our common stock at the close of business on March 28, 2001.

THIS PROXY SOLICITATION

     We are sending you this Proxy Statement because our Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares.

     The Company is paying the cost of requesting these proxies. Our directors, officers and employees may request proxies in person or by telephone, mail, or telecopy. Such persons will receive no additional compensation for such services, but we will reimburse them for their reasonable out-of-pocket expenses. We will also provide copies of proxy materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of our common stock, and we will reimburse them as well for their reasonable out-of-pocket expenses.

RECORD DATE AND QUORUM

     The record date for the Annual Meeting was March 28, 2001. If you held shares of our common stock as of the record date, you may attend and vote at the Annual Meeting. On the record date, 24,254,646 shares of the Company's common stock were issued and outstanding.

     A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 12,127,324 shares of the Company's common stock are represented at the Annual Meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. Except as to Proposal 1, if you indicate on a proxy or ballot that you abstain from voting or that your shares are not to be voted on a particular proposal, it has the same effect as if you voted against the proposal and those shares will be counted as in attendance at the Annual Meeting for purposes of determining a quorum as to all proposals.

VOTING YOUR SHARES

     You have one vote for each share of the Company's common stock that you owned of record at the close of business on March 28, 2001. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card. You may not cumulate your votes in voting for directors.

     You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card or vote your proxy via the Internet or by telephone as described below. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

     If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED FOR THE PROPOSED ELECTION OF DIRECTORS, AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG, LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE 2001 FISCAL YEAR.

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares via the Internet at ADP Investor Communication Services' voting web site as specified in your voting materials. Registered stockholders may vote electronically through the Internet by following the instructions included with their proxy cards.

     Votes submitted via the Internet or by calling the toll-free number attached to the proxy card must be received by 12:01 a.m., Eastern Daylight Time, on May 9, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. If you vote via the Internet or by telephone, please do not return a signed proxy card.

REVOKING YOUR PROXY

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

     - You may notify the Secretary of the Company in writing that you wish to revoke your proxy.

     - You may submit a later dated proxy by the internet, telephone or mail.

     - You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

Proposal 1:  Election of Eleven
Directors                          The eleven nominees for director who receive
                                   the most votes will be elected. If you
                                   indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either for or against the nominee.

Proposal 2:  Ratification of
Selection of
Independent Accountants            Ratification of the selection of our
                                   independent accountants requires the
                                   affirmative vote of the holders of a majority of shares of our common stock having voting power present in person or represented by proxy at the meeting.

     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all of the proposals scheduled to be presented at the Annual Meeting. If a broker returns a "non-vote" proxy, which indicates a lack of authority to vote on a given matter, then the shares covered by the non-vote shall be treated as present at the meeting for purposes of determining a quorum, but will not be treated as represented at the meeting for purposes of calculating the vote with respect to that matter.

ADDITIONAL INFORMATION ABOUT THE COMPANY

     Our Annual Report to Stockholders for the fiscal year ended December 31, 2000, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about the Company.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     We will present the following two proposals at the Annual Meeting. We do not expect anyone to present any other proposals. If anyone validly presents any other proposal, we will use your proxy to vote on those proposals as we believe is appropriate.

                         ITEM 1:  ELECTION OF DIRECTORS

     Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if there is no direction on the proxy card, for the Board of Director nominees listed below. Nominees for election to our Board of Directors are:

John H. Goldsmith        C. Hunter Boll
John F. Luikart          Winston J. Churchill
David P. Prokupek        Thomas M. Hagerty
Mark T. Whaley           David V. Harkins
Robert H. Yevich         Seth W. Lawry
Hugh R. Harris

     Each director will be elected to serve for a one-year term, or thereafter until his replacement is elected and qualified or until his earlier resignation or removal. Each of the eleven nominees is presently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this booklet titled "The Board of Directors," which begins on page 7.

     If any of the nominees cannot serve for any reason (which we do not anticipate), our Board of Directors may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Our Board of Directors may also decide to leave the seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board of Directors. Proxies for the Annual Meeting may not be voted for more than eleven nominees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE DIRECTORS.

                  ITEM 2:  RATIFICATION OF ERNST & YOUNG, LLP
                            AS INDEPENDENT ACCOUNTANTS

     We are requesting that you ratify our Board's selection of Ernst & Young, LLP as our independent accountants for 2001. Ernst & Young, LLP have been our independent accountants since the Company's inception in 1996 and were the independent accountants for Freedom Securities Holding Corporation (the "Predecessor Company" to the Company). The Audit Committee and the Board believe that Ernst & Young's experience with and knowledge of the Company and the Predecessor Company are important and we would like to continue this relationship.

     Although the selection of independent accountants does not require ratification, we are submitting this proposal to you because we believe this matter is significant enough to warrant your participation. If you do not ratify the appointment of Ernst & Young, LLP, our Board of Directors, after review by the Audit Committee, will consider whether to retain Ernst & Young, LLP or appoint other independent accountants. Representatives from Ernst & Young will be available at the Annual Meeting to answer your questions and make a statement if they desire.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                SHARE OWNERSHIP

     There were 24,254,646 shares of the Company's common stock issued and outstanding on March 28, 2001. The following table sets forth information regarding the beneficial ownership of the Company's common stock as of March 28, 2001 by (1) each person known to us to be the beneficial owner of more than 5% of the Company's common stock, (2) each of our directors and nominees, (3) each officer listed in the Summary Compensation Table (we will refer to these officers as the "Named Executive Officers") and (4) all directors and executive officers as a group. Except as noted in the footnotes to this table, to our knowledge each person listed below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by him.

                                                               NUMBER OF
                                                                 SHARES       PERCENT OF
                                                              BENEFICIALLY      COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                         OWNED(2)        STOCK
---------------------------------------                       ------------    ----------
Thomas H. Lee Equity Fund III, L.P.(3)......................   4,305,212        17.75%
Thomas H. Lee Equity Advisors III, Limited Partnership(3)...   4,571,606        18.85%
Thomas H. Lee Equity Trust III(3)...........................   4,571,606        18.85%
John H. Goldsmith(4)........................................     174,635            *
John F. Luikart(5)..........................................     150,190            *
Kevin J. McKay(6)...........................................     101,416            *
David P. Prokupek(7)........................................     168,165            *
Mark T. Whaley(8)...........................................     191,011            *
Robert H. Yevich(9).........................................     148,659            *
C. Hunter Boll(10)..........................................   5,018,197        20.69%
Winston J. Churchill........................................          --            *
Thomas M. Hagerty(11).......................................   5,018,197        20.69%
David V. Harkins(12)........................................   5,018,197        20.69%
Hugh R. Harris..............................................          --            *
Seth W. Lawry(13)...........................................   5,018,197        20.69%
All directors and executive officers as a group (13
  persons)(14)..............................................   6,014,186        24.80%

---------------
  *  Less than one percent.

 (1) Unless otherwise indicated, the address of each of the directors and named executive officers is c/o the Company, One Beacon Street, Boston, MA 02108.

 (2) We determine beneficial ownership according to the rules of the Securities and Exchange Commission ("SEC"). In determining the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person are deemed outstanding if those options are currently exercisable or are exercisable within 60 days after March 28, 2001. Such shares, however, are not deemed outstanding for purposes of determining the percentage ownership of each other person.

 (3) Information as to beneficial ownership is derived from Reports on Schedule 13G. Thomas H. Lee Equity Trust III ("Trust") is the general partner of Thomas H. Lee Equity Advisors III, Limited Partnership ("Advisors"), and Advisors is the general partner of each of Thomas H. Lee Equity Fund III, L.P. ("Fund") and Thomas H. Lee Foreign Fund III, L.P. ("Foreign Fund"). Therefore, Trust and Advisors may each be deemed beneficial owners of shares held by Fund and Foreign Fund, although each disclaims beneficial ownership of such shares except to the extent it has a pecuniary interest in such shares. Fund directly owns 4,305,212 shares, and Foreign Fund directly owns 266,394 shares. Neither Trust nor Advisors owns any shares directly. Each of Trust, Advisors and Fund maintain its principal business address c/o Thomas H. Lee Partners, L.P., 75 State Street, Boston, MA 02109.

 (4) Includes 45,021 shares as to which the owner has the right to acquire beneficial ownership within 60 days after March 28, 2001. Also includes 9,197 shares of common stock held in a retirement account for the benefit of Mr. Goldsmith. Does not include 100 shares of common stock owned by Mr. Goldsmith's wife with respect to which he disclaims beneficial ownership.

 (5) Includes 36,212 shares as to which the owner has the right to acquire beneficial ownership within 60 days after March 28, 2001. Also includes 9,572 shares of common stock held in a retirement account for the benefit of Mr. Luikart and 93,900 shares of common stock owned by Mr. Luikart and his wife as joint tenants or held in a trust in which Mr. Luikart and his wife share voting and investment power. Does not include 14,000 shares of common stock owned by Mr. Luikart's wife with respect to which he disclaims beneficial ownership.

 (6) Includes 23,733 shares as to which the owner has the right to acquire beneficial ownership within 60 days after March 28, 2001. Also includes 797 shares of common stock held in a retirement account for the benefit of Mr. McKay.

 (7) Includes 4,843 shares of common stock held in a retirement account for the benefit of Mr. Prokupek and 8,000 shares of common stock owned by Mr. Prokupek and his wife as joint tenants.

 (8) Includes 5,876 shares of common stock held in a retirement account for Mr. Whaley and 10,000 shares of common stock owned by Mr. Whaley and his wife as joint tenants.

 (9) Includes 36,212 shares as to which the owner has the right to acquire beneficial ownership within 60 days after March 28, 2001. Also includes 3,083 shares of common stock held in a retirement account for the benefit of Mr. Yevich. Does not include 500 shares of common stock owned by Mr. Yevich's wife as custodian for their son with respect to which he disclaims beneficial ownership.

(10) Consists of shares of common stock held by the Fund, the Foreign Fund and Thomas H. Lee Investors Limited Partnership, f/k/a THL-CCI, L.P., ("THL Investors"), which Mr. Boll may be deemed to beneficially own by virtue of his position as an officer of each of the Trust and THL Investment Management Corp. ("THL Investment"), the general partner of THL Investors. Mr. Boll disclaims beneficial ownership of such shares. Mr. Boll maintains his principal business address c/o Thomas H. Lee Partners, L.P., 75 State Street, Boston, MA 02109.

(11) Consists of shares of common stock held by the Fund, the Foreign Fund and THL Investors, which Mr. Hagerty may be deemed to beneficially own by virtue of his position as an officer of each of the Trust and THL Investment. Mr. Hagerty disclaims beneficial ownership of such shares. Mr. Hagerty maintains his principal business address c/o Thomas H. Lee Partners, L.P., 75 State Street, Boston, MA 02109.

(12) Consists of shares of common stock held by the Fund, the Foreign Fund and THL Investors, which Mr. Harkins may be deemed to beneficially own by virtue of his position as a Trustee of the Trust and officer of THL Investment. Mr. Harkins disclaims beneficial ownership of such shares. Mr. Harkins maintains his principal business address c/o Thomas H. Lee Partners, L.P., 75 State Street, Boston, MA 02109.

(13) Consists of shares of common stock held by the Fund, the Foreign Fund and THL Investors, which Mr. Lawry may be deemed to beneficially own by virtue of his position as an officer of each of the Trust and THL Investment. Mr. Lawry disclaims beneficial ownership of such shares. Mr. Lawry maintains his principal business address c/o Thomas H. Lee Partners, L.P., 75 State Street, Boston, MA 02109.

(14) Includes 141,178 shares as to which the owners have the right to acquire beneficial ownership within 60 days after March 28, 2001. Also includes 121,900 shares as to which voting and investment power are shared.

                             THE BOARD OF DIRECTORS

     The following table and biographical descriptions set forth the name, age, and principal occupation during the past five years for each Board of Directors nominee, and the positions they currently hold with the Company. The information is as of March 28, 2001 unless otherwise indicated. If you elect them, they will hold office until our next annual meeting or until their successors have been elected. As of the date of this Proxy Statement, we are not aware of any nominee for our Board of Directors who would be unable to or who would decline to serve if elected.

                                                                                          DIRECTOR OF THE
                                                                                           COMPANY OR THE
                                                                                            PREDECESSOR
NAME                                   AGE                    POSITION                     COMPANY SINCE
----                                   ---                    --------                    ---------------
John H. Goldsmith....................  59    Chairman of the Board of Directors and             1988
                                             Chief Executive Officer of the Company, and
                                               Chief Executive Officer of Tucker Anthony
                                               Incorporated
John F. Luikart......................  52    Director of the Company and Chairman and           1995
                                               Chief Executive Officer of Sutro & Co.
                                               Incorporated ("Sutro")
David P. Prokupek....................  39    Director of the Company, and President of          1998
                                               Tucker Anthony Sutro Capital Markets, a
                                               division of Tucker Anthony Incorporated
Mark T. Whaley.......................  46    Director of the Company and President of           1999
                                               Gibraltar Securities Co., a division of
                                               Tucker Anthony Incorporated ("Gibraltar")
Robert H. Yevich.....................  52    Director of the Company and President of           1995
                                             Tucker Anthony Incorporated
C. Hunter Boll.......................  45    Director                                           1996
Winston J. Churchill(1)(2)...........  60    Director                                           1996
Thomas M. Hagerty(2).................  38    Director                                           1996
David V. Harkins(2)..................  60    Director                                           1996
Hugh R. Harris(1)(2).................  49    Director                                           1998
Seth W. Lawry........................  36    Director                                           1996

---------------
(1) Members of the Audit Committee

(2) Members of the Compensation Committee

     JOHN H. GOLDSMITH. Mr. Goldsmith joined the Predecessor Company in 1988 and has served as Chairman, Director and Chief Executive Officer of the Predecessor Company or the Company as well as Chief Executive Officer of Tucker Anthony since that time. Prior to joining the Predecessor Company, Mr. Goldsmith served in various capacities at Prescott, Ball & Turben in Cleveland, Ohio, including as Managing Partner and Chief Executive Officer from 1978 to 1982 and as President and Chief Executive Officer from 1982 to 1988. Mr. Goldsmith worked in the institutional sales department of L.F. Rothschild from 1963 to 1971.

     JOHN F. LUIKART. Mr. Luikart joined Sutro in 1988 as Executive Vice President and was responsible for directing the firm's capital markets activities. Mr. Luikart became President of Sutro in 1990. Mr. Luikart was subsequently appointed Chief Executive Officer of Sutro in October 1995. Mr. Luikart became Chairman of Sutro in October 1998 and has served as a Director of the Predecessor Company or the Company since 1995. Prior to joining Sutro, Mr. Luikart served as General Partner and Executive Vice President at Prescott, Ball &

Turben in Cleveland, Ohio. Mr. Luikart is a former Chairman of the NASD District Business Conduct Committee and is a former member of the New York Stock Exchange Regional Firm Advisory Committee.

     DAVID P. PROKUPEK. Mr. Prokupek was appointed to the Company's Board of Directors in May 1998, following the acquisition of Cleary Gull Reiland & McDevitt Inc. ("Cleary Gull"). He joined Cleary Gull as Managing Director of the Investment Banking Department in 1992, was elected a director in 1994, was named Chief Executive Officer in 1996 and currently serves as President of Tucker Anthony Sutro Capital Markets ("TASCM"), a division of Tucker Anthony and is a director of Cleary Gull Investment Management Services, Inc. ("Cleary Gull IMS"). Prior to joining Cleary Gull, Mr. Prokupek was a Managing Director of American Asset Management, a New York-based investment counselor and merchant bank, and from 1987 to 1989 he was a member of Bankers Trust Company's Merchant Banking Group.

     MARK T. WHALEY. Mr. Whaley was elected to the Company's Board of Directors in September 1999, following the acquisition of Gibraltar. Mr. Whaley joined Gibraltar in 1982, was elected Executive Vice President in 1996 and was promoted to President of Gibraltar in 1999. Mr. Whaley has more than 19 years of experience in the brokerage industry as a stockbroker, training manager and director of sales.

     ROBERT H. YEVICH. Mr. Yevich joined Tucker Anthony in 1985 and became National Sales Manager in 1988. Mr. Yevich was elected to the Board of Directors of the Company and promoted to President of Tucker Anthony in 1995. Mr. Yevich will serve as President until April 30, 2001, at which point Mr. Yevich will remain as an employee in a consulting capacity for a yet undetermined period of time. Mr. Yevich has more than 25 years of experience in the retail brokerage business as a stockbroker, branch manager and research associate. Prior to joining Tucker Anthony, Mr. Yevich served as a branch manager with Paine Webber Inc.

     C. HUNTER BOLL. Mr. Boll was elected to the Company's Board of Directors in 1996. He joined Thomas H. Lee Company, the predecessor to Thomas H. Lee Partners, L.P. (collectively "THL"), in 1986. Affiliates of THL provided equity financing for the Company's Acquisition in 1996. From 1984 through 1986, Mr. Boll was with The Boston Consulting Group. From 1977 through 1982, he served as an Assistant Vice President, Energy and Minerals Division of Chemical Bank. Mr. Boll is a director of Big V Supermarkets, Inc., Cott Corp., Metris Companies, Inc., Smith and Wollensky Restaurant Group, Inc. (f/k/a New York Restaurant Group), TransWestern Publishing, L.P. and United Industries Corporation. Mr. Boll is a Principal Managing Director of THL and holds various positions with affiliates of THL.

     WINSTON J. CHURCHILL. Mr. Churchill was elected to the Company's Board of Directors in 1996. Mr. Churchill joined SCP Private Equity Partners, L.P. ("SCP") at its founding in 1996 as a Managing General Partner. SCP provided equity financing for the Company's Acquisition in 1996. Prior to joining SCP, Mr. Churchill formed CIP Capital, Inc., in 1990 and Churchill Investment Partners, Inc., in 1989. Mr. Churchill is a director of Cinema Star Luxury Theaters, Inc., Integrated Computing Engines, Amkor Technology, Inc., Forte Systems, Propaganda Films, TMG Health, Inc. and Griffin Land and Nurseries, Inc. Mr. Churchill also serves as a director of Fordham University, Georgetown University and several other institutions.

     THOMAS M. HAGERTY. Mr. Hagerty was elected to the Company's Board of Directors in 1996. He joined THL in 1988. Prior to joining THL, Mr. Hagerty was in the Mergers and Acquisitions Department of Morgan Stanley & Co. Incorporated. Mr. Hagerty is a director of ARC Holdings, LLC, Beverage Realty Inc., Conseco, Inc., Cott Corp. HomeSide Lending, Inc., Metris Companies Inc., and Syratech Corporation. Mr. Hagerty is a Principal Managing Director of THL and holds various positions with affiliates of THL.

     DAVID V. HARKINS. Mr. Harkins was elected to the Company's Board of Directors in 1996. He has been affiliated with THL since its founding in 1974 and joined THL as a full time employee in 1986. Mr. Harkins is a director of Conseco Inc., Cott Corp., Fisher Scientific International, Inc., Metris Companies Inc., National

Dentex Corporation, Stanley Furniture Company, Inc. and Syratech Corporation. Mr. Harkins is a Principal Managing Director of THL and holds various positions with affiliates of THL.

     HUGH R. HARRIS. Mr. Harris was elected to the Company's Board of Directors in June 1998. From 1988 until 1997, Mr. Harris was the President and Chief Operating Officer of BancBoston Mortgage Corporation, until it was sold to HomeSide Lending, Inc. HomeSide Lending, Inc. was sold to National Australia Bank in February 1998 and is now a wholly-owned subsidiary thereof. Mr. Harris remained as the President and Chief Operating Officer of HomeSide Lending, Inc. until April 1999 at which time he became Chief Executive Officer.

     SETH W. LAWRY. Mr. Lawry was elected to the Company's Board of Directors in 1996. He worked at THL from 1989 to 1990 and rejoined in 1994. From 1987 to 1989 and 1992 to 1994, Mr. Lawry worked at Morgan Stanley & Co. Incorporated in the Mergers and Acquisitions, Corporate Finance and Equity Capital Markets Departments. Mr. Lawry is a Principal Managing Director of THL and holds various positions with affiliates of THL.

BOARD ORGANIZATION AND MEETINGS

     Board of Directors. An eleven-member Board of Directors manages the Company. The Board of Directors met four times during 2000. Each of the current directors attended (either in person or by telephone) at least 75% of the aggregate number of (1) meetings of the Board of Directors and (2) meetings of the committees of the Board of Directors on which such director served, except that Mr. Hagerty did not attend 75% of the meetings of the Board of Directors.

     Audit Committee. The Board of Directors has established an Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent accountants, reviews with the independent accountants the plans and results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Board of Directors has adopted the Charter of the Audit Committee which is attached as Appendix 1. The members of the Audit Committee are "independent" as this term is defined in the New York Stock Exchange listing standards. The Audit Committee met three times in 2000. Messrs. Churchill and Harris are members of the Audit Committee.

     Compensation Committee. The Board of Directors of the Company has established a Compensation Committee. The Compensation Committee determines the Company's compensation programs for executive officers. The Board of Directors makes recommendations, or accepts recommendations from the Chairman and Chief Executive Officer, and forwards them to the Compensation Committee for consideration. The Compensation Committee independently determines the executive compensation (including any bonus or incentive compensation) to be paid to each executive officer. The Compensation Committee met telephonically in 2001 to review 2000 executive officer performance. Messrs. Churchill, Hagerty, Harkins and Harris are members of the Compensation Committee.

COMPENSATION OF DIRECTORS

     During 2000, the Company's directors (other than Messrs. Churchill and Harris) received no compensation for service as directors, other than reimbursement for expenses of attending meetings of the Board of Directors. During 2000, Mr. Churchill and Mr. Harris each received $1,000 per board meeting, $750 per committee meeting and a quarterly retainer at an annual rate of $15,000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, for the periods indicated, cash and non-cash compensation paid during the last three fiscal years to our Chief Executive Officer and each of our four other most highly compensated executive officers (referred to as the "Named Executive Officers") who were serving as executive officers on December 31, 2000 and whose salary plus bonus exceeded $100,000 for the fiscal year then ended.

                                                                                   LONG-TERM
                                                                                  COMPENSATION    RESTRICTED
                                                                                     AWARDS      STOCK AWARDS
                                                 ANNUAL COMPENSATION(1)           ------------   ------------
                                         --------------------------------------    SECURITIES        ($)
                                                                   OTHER ANNUAL    UNDERLYING     GRANT DATE     ALL OTHER
                                          SALARY        BONUS      COMPENSATION     OPTIONS      PRICE X # OF   COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR      ($)          ($)           ($)            (#)           SHARES          ($)
---------------------------       ----   ---------   -----------   ------------   ------------   ------------   ------------
John H. Goldsmith...............  2000     400,000     1,100,000       --             25,000      $304,688(2)      44,355(3)
  Chairman, Director and Chief    1999     400,000       860,000       --                 --                       43,830(3)
  Executive Officer of the
    Company                       1998     400,000     1,200,000       --                 --                       44,519(3)
John F. Luikart.................  2000     300,000     1,200,000       --             18,750      $228,516(2)      43,000(3)
  Director of the Company and     1999     250,000       670,000         (4)              --                        3,000(3)
  Chairman and Chief Executive    1998     250,000       900,000         (4)              --                        3,000(3)
  Officer of Sutro
Kevin J. McKay..................  2000     300,000       625,000       --             12,500      $152,344(2)       4,775(3)
  General Counsel and Secretary   1999     300,000       480,000       --                 --                        4,700(3)
  Of the Company                  1998     300,000       550,000       --                 --                        5,764(3)
David P. Prokupek...............  2000     350,000     1,667,554(5)     --            36,250      $441,797(2)       8,551(3)
  Director of the Company, and    1999     350,000(5)   1,401,439(5)     --               --                        8,554(3)
  President of Tucker Anthony     1998     233,333(5)   1,757,812(5)     --           45,450(6)                       717(3)
  Sutro Capital Markets, a
    division
  of Tucker Anthony
Robert H. Yevich................  2000     300,000       900,000       --             18,750      $228,516(2)       4,775(3)
  Director of the Company and     1999     300,000       720,000       --                 --                        4,700(3)
  President of Tucker Anthony     1998     300,000       900,000       --                 --                        5,764(3)

---------------
(1) Amounts shown reflect compensation earned in the period presented, although payments earned in prior periods may have been paid in the period presented and compensation earned in the period presented may have been paid in a subsequent period.

(2) Vesting for these restricted stock awards is one third per year from date of grant (2/10/00).

    The total number of shares granted and the aggregate value of the shares at December 31, 2000 is as follows:

                                                    # OF SHARES   VALUE AT 12/31/2000
                                                    -----------   -------------------
John H. Goldsmith.................................    25,000           $614,063
John F. Luikart...................................    18,750           $460,547
Kevin J. McKay....................................    12,500           $307,031
David P. Prokupek.................................    36,250           $890,391
Robert H. Yevich..................................    18,750           $460,547

(3) Represents contributions in cash or stock to 401(k) and profit sharing plans and, in the case of Mr. Goldsmith, payment of insurance premiums in the amounts of $39,580, $39,130, and $38,755 in 2000, 1999 and 1998,
    respectively, and in the case of Mr. Luikart, $40,000 awarded in the Tucker Anthony Sutro Key Executive Incentive Plan.

(4) The amount is only for perquisites and other personal benefits, securities or property and does not exceed the lesser of $50,000 or 10% of compensation.

(5) Mr. Prokupek's employment with the Company began May 1, 1998, when the acquisition of Cleary Gull was completed, at an effective annual base salary rate of $350,000. In addition to his role as an executive officer of the Company, Mr. Prokupek is a Managing Director of investment banking at TASCM. A significant portion of Mr. Prokupek's bonus is his share of the TASCM investment banking bonus pool. Mr. Prokupek also received fees from Cleary Gull IMS.

(6) Option grants were made in connection with the acquisition of Cleary Gull. The table does not include options for 45,450 shares that were canceled in 1998 and repriced. The table also does not include options for 60,319 shares which were granted to replace options previously awarded by Cleary Gull to acquire its stock. Mr. Prokupek exercised these options during 1998.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE VALUE
                          --------------------------------------------------     ASSUMED ANNUAL RATES OF
                          NUMBER OF     % OF TOTAL                             STOCK PRICE APPRECIATION FOR
                          SECURITIES     OPTIONS                                     OPTION TERM (1)
                          UNDERLYING    GRANTED TO    EXERCISE                 ----------------------------
                           OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION     GAIN AT          GAIN AT
NAME                      GRANTED(2)   FISCAL YEAR    ($/SHARE)      DATE          5%               10%
----                      ----------   ------------   ---------   ----------   -----------      -----------
John H. Goldsmith.......    25,000         6.54%      $12.1875    2/10/2010     $191,616         $485,593
John F. Luikart.........    18,750         4.90%      $12.1875    2/10/2010     $143,712         $364,195
Kevin J. McKay..........    12,500         3.27%      $12.1875    2/10/2010     $ 95,808         $242,797
David P. Prokupek.......    36,250         9.48%      $12.1875    2/10/2010     $277,844         $704,110
Robert H. Yevich........    18,750         4.90%      $12.1875    2/10/2010     $143,712         $364,195

---------------

(1) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates established by the Securities and Exchange Commission and therefore are not intended to forecast future appreciation of Tucker Anthony Sutro's stock price.

(2) One third of these options vested on February 10, 2001. One third of these options will vest on February 10, 2002 and one third will vest on February 10, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END STOCK OPTION VALUES

     The following table sets forth for each of the Named Executive Officers certain information concerning options exercised during the fiscal year ended December 31, 2000 and the number of shares subject to both exercisable and unexercisable stock options as of that date. The table also shows values for "in-the-money" options. These values represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's common stock as of December 31, 2000.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                               SHARES                          OPTIONS AT             IN-THE-MONEY OPTIONS AT
                              ACQUIRED       VALUE          DECEMBER 31, 2000            DECEMBER 31, 2000
                             ON EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                                 (#)          ($)                (#)(1)                       ($)(2)
                             -----------    --------    -------------------------    -------------------------
John H. Goldsmith..........      --           --              36,688/42,852              $699,365/649,679
John F. Luikart............      --           --              29,962/33,329              $571,151/509,943
Kevin J. McKay.............      --           --              19,567/22,021              $372,996/336,182
David P. Prokupek..........      --           --                 -- /81,700              $    -- /974,109
Robert H. Yevich...........      --           --              29,962/33,329              $571,151/509,943

---------------
(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's common stock on December 31, 2000.

(2) Based on the closing price of the Company's common stock on December 31, 2000 ($24.5625) minus the exercise price.

EMPLOYMENT AGREEMENTS

     We employ Mr. Goldsmith pursuant to a three-year employment agreement with an initial term expiring on December 31, 1999. The agreement renews annually unless notice is given four months prior to end of the year and was renewed on this basis on December 31, 2000. Mr. Goldsmith is entitled to receive such annual base salary and bonus compensation as we agree to with Mr. Goldsmith from time to time, but his cash compensation in any calendar year must be at least $750,000. Mr. Goldsmith is also entitled to participate in the employee benefit and incentive compensation plans that we make available to our key executives. If we terminate Mr. Goldsmith's employment without cause or if he resigns for certain enumerated reasons, such as a reduction in executive duties, a decrease in his compensation or benefits or a default by us ("Good Reason"), Mr. Goldsmith is entitled to receive cash compensation at his then-current rate of pay and benefits through the end of the twenty-four months following such date of termination. In such an event, we must pay him a lump sum equal to $500,000 at the time of termination with the remaining amounts paid in equal monthly installments, plus interest. In addition, in the event of any such termination, any unexercisable stock options granted to Mr. Goldsmith will become fully exercisable. If we terminate Mr. Goldsmith's employment for cause (which includes a material failure by him to perform his assigned duties, gross negligence, willful misconduct or conviction of certain crimes) or if he resigns other than for Good Reason, he is only entitled to receive compensation accrued through the date of termination. Mr. Goldsmith's employment agreement prohibits him from soliciting any of our clients, officers, senior managers or senior investment executives for a period of two years following our termination without cause or Mr. Goldsmith's termination for Good Reason, or for a period of six months following termination by Mr. Goldsmith for any other reason.

     We employ Mr. McKay pursuant to an employment agreement expiring on September 15, 2002. The agreement is terminable by either party at any time upon at least 30 days' prior written notice. Mr. McKay is entitled to receive such annual base salary and bonus compensation as we agree to with Mr. McKay from time to time, but his cash compensation in any calendar year must be at least $650,000. Mr. McKay is also entitled to participate in the employee benefit and incentive compensation plans that we make available to our key executives. If we terminate Mr. McKay's employment without cause or if he resigns for Good Reason, Mr. McKay is entitled to receive cash compensation at his then-current rate of pay (which shall not be less than the amount of compensation he earned for the year ended immediately prior to the date of termination) and benefits through the end of the twenty-four months following such date of termination. In such an event, we must pay him a lump sum equal to $500,000 at the time of termination with the remaining amounts paid in equal monthly installments, plus interest. In addition, in the event of any such termination, any unexercisable stock options granted to Mr. McKay will become fully exercisable. If we terminate Mr. McKay's employment for cause (which includes a material failure by him to perform his assigned duties, gross negligence, willful misconduct or conviction of certain crimes) he is only entitled to receive compensation accrued through the date of termination at an annual rate of $650,000. If Mr. McKay resigns other than for Good Reason, he is only entitled to receive compensation accrued through the date of termination at his then-rate of compensation (which shall not be less than the amount of compensation he earned for the year ended immediately prior to the date of termination and must be at least $650,000). Mr. McKay's employment agreement prohibits him from soliciting any of our clients, officers, senior managers or senior brokers for a period of two years following our termination without cause or Mr. McKay's termination for Good Reason, or for a period of six months following termination by Mr. McKay for any other reason.

     We employ Mr. Prokupek pursuant to a three-year employment agreement expiring on May 1, 2001. The agreement is terminable by either party at any time upon at least 30 days' prior written notice. Mr. Prokupek is entitled to receive such annual base salary and bonus compensation as we agree to with Mr. Prokupek from time to time, but his cash compensation in any calendar year must be at least $700,000. Mr. Prokupek is also entitled to participate in certain bonus and benefit plans relating to Tucker Anthony Cleary Gull and in all other employee benefit and incentive compensation plans that we or Tucker Anthony Cleary Gull make available to our key executives. If we terminate Mr. Prokupek's employment without cause or if he resigns for Good Reason (which in Mr. Prokupek's case also includes relocation of his principal place of business), Mr. Prokupek is entitled to receive cash compensation equal to the average of his total cash compensation from the Company for the previous three years (or, if less, the number of full calendar years the executive has been employed by
us) in equal monthly installments through the end of the twelve-month period following such termination. If we terminate Mr. Prokupek's employment for cause (which includes his material default under the employment agreement or indictment or conviction for certain crimes) or if he resigns other than for Good Reason, he is only entitled to receive compensation accrued through the date of termination. Mr. Prokupek's employment agreement prohibits him from soliciting any of our clients, officers, senior managers or senior brokers prior to March 9, 2001. Although not part of his employment agreement, Mr. Prokupek also receives compensation from the Tucker Anthony Cleary Gull investment banking pool for his role as a Managing Director of investment banking at Tucker Anthony Cleary Gull and fees from Cleary Gull IMS. See "Summary Compensation Table" on page 10.

     We employ Mr. Luikart pursuant to an employment agreement expiring on September 15, 2002. The agreement is terminable by either party at any time upon at least 30 days' prior written notice. Mr. Luikart is entitled to receive such annual base salary and bonus compensation as we agree to with Mr. Luikart from time to time, but his cash compensation in any calendar year must be at least $700,000. Mr. Luikart is also entitled to participate in the employee benefit and incentive compensation plans that we make available to our key executives. If we terminate Mr. Luikart's employment without cause or if he resigns for Good Reason, Mr. Luikart is entitled to receive cash compensation at his then-current rate of pay (which shall not be less than the amount of compensation he earned for the year ended immediately prior to the date of termination) and benefits through the end of the twenty-four months following such date of termination. In such an event, we must pay him a lump sum equal to $500,000 at the time of termination with the remaining amounts paid in equal monthly installments, plus interest. In addition, in the event of any such termination, any unexercisable stock options granted to Mr. Luikart will become fully exercisable. If we terminate Mr. Luikart's employment for cause (which includes a material failure by him to perform his assigned duties, gross negligence, willful misconduct or conviction of certain crimes) he is only entitled to receive compensation accrued through the date of termination at an annual rate of $700,000. If Mr. Luikart resigns other than for Good Reason, he is only entitled to receive compensation accrued through the date of termination at his then-rate of compensation (which shall not be less than the amount of compensation he earned for the year ended immediately prior to the date of termination and must be at least $700,000). Mr. Luikart's employment agreement prohibits him from soliciting any of our clients, officers, senior managers or senior brokers for a period of two years following our termination without cause or Mr. Luikart's termination for Good Reason, or for a period of six months following termination by Mr. Luikart for any other reason.

LIMITATION OF LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As the Delaware General Corporation Law permits, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our bylaws provide that we must indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would be discretionary under applicable law. We are also required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have also agreed to indemnify our directors and officers to the maximum extent permitted by Delaware law pursuant to agreements with such officers and directors. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which we would be required or permitted to indemnify them. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee"), which is composed entirely of non-employee directors, establishes the compensation philosophy of Tucker Anthony Sutro on behalf of the Board of Directors, determines the compensation of the Company's Chief Executive Officer (the "CEO") and approves the compensation of the Company's executive officers.

     The Company seeks to attract, motivate and retain highly qualified employees, which is critical to both the short-term and long-term success of the Company. To accomplish this, the Compensation Committee has developed a compensation philosophy which seeks to reward outstanding performance and align the compensation of executive officers with the interests of stockholders. Specifically, the Compensation Committee seeks to achieve the following objectives:

     - to provide highly competitive compensation that rewards outstanding Company, business unit and individual results.

     - to encourage executive officers to purchase and hold significant amounts of the Company's stock.

COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

     Compensation of executive officers consists of base salaries, bonuses and long-term incentive compensation.

  Base Salaries

     The first component of the Company's executive officer compensation program is cash compensation in the form of base salaries. Base salaries are determined by individual and Company performance as well as relevant labor market factors. During 2000 the compensation committee decided not to adjust the base salaries of the executive officers except for Mr. Luikart whose base salary was increased from $250,000 to $300,000. The compensation committee instead decided to adjust compensation of the executive officers through the bonus, option and restricted stock awards. Mr. Luikart's base salary increase was made to bring his salary more in line with the other executive officers.

  Bonuses

     The second component of the Company's executive officer compensation program consists of annual performance-based bonuses. In order to align executive officer compensation with the financial results of the Company, bonuses to executive officers have been awarded under the new 2000 Executive Performance Bonus Plan (the "Bonus Plan"). Under the Bonus Plan, the amount included in the bonus pool is dependent on the Company's overall performance. Firm performance has been defined by an equal weighting of Return on Average Equity and Diluted Earnings per share relative to benchmarks and thresholds as defined by the Bonus Plan. The bonus pool may not exceed 15% of pre-tax operating income as established by the Bonus Plan and further establishes that the maximum award to any one participant is 50% of the bonus pool. Bonuses to individual executive officers are awarded based on Company, business unit and individual performance. The Compensation Committee has the discretion to reduce or eliminate award pools. The Compensation Committee agreed with the recommendation of the executive officers of the firm to reduce the bonus pool for the year 2000.

  Long-Term Incentive Compensation

     The third component of the Company's executive officer compensation program is the granting of awards pursuant to the Company's 1996 Stock Option Plan and 1998 Long-Term Incentive Plan. Under these plans, executive officers and other key employees may be granted stock options, stock appreciation rights, restricted stock and long-term performance awards. Both the 1996 Stock Option Plan and the 1998 Long-Term Incentive Plan are administered by the Compensation Committee. During 2000, awards of both options and restricted stock were made to the executive officers in order to align executive compensation with the financial performance of the Company and to increase the equity components of executive compensation to be more competitive with the Company's peer group of regional brokerage firms. See the Executive Compensation Table on page 10.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee considered a number of factors in determining Mr. Goldsmith's 2000 compensation. First, the Committee considered the Company's financial performance on an absolute level and compared to its budgeted expectations including its significant revenue growth, record net income and earnings per share. In addition, the Committee reviewed performance and compensation data from a peer group of regional brokerage firms in order to determine Mr. Goldsmith's 2000 compensation. The peer group used consisted of substantially the same firms as are included in the Regional Sub-Index of the Financial Service Analytics Stock Price Index referred to in the Stock Performance graph on page 20. The compensation committee awarded Mr. Goldsmith a bonus, options and restricted stock. See the Executive Compensation Table on page 10.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code establishes a limit on corporate income tax deductions of $1 million per year paid to any Named Executive Officer. In designing compensation plans to meet the compensation objectives described above, the Company reserves the right to establish plans which may result in the Company's inability to deduct compensation under Section 162(m).

SUMMARY

     The Committee believes that the compensation plans for the Company's executive officers are designed to be performance-based and align the executive officers' interests with those of the Company. The Committee will continue to evaluate compensation of executive officers to ensure that it is consistent with the compensation philosophy described above and that it is in the best interests of the stockholders.

                     Winston J. Churchill    David V. Harkins
                     Thomas M. Hagerty     Hugh R. Harris
                     MEMBERS OF THE COMPENSATION COMMITTEE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the following persons served on our Compensation Committee:
Mr. Churchill, Mr. Hagerty, Mr. Harkins and Mr. Harris. None of these persons is or has been an officer or employee of the Company or its subsidiaries. Mr. Hagerty and Mr. Harkins are employed by THL, and Mr. Churchill is employed by SCP. Each of THL and SCP has been involved in transactions with the Company. See the following section for a description of transactions in 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDERS AGREEMENT

     We entered into a Stockholders Agreement with certain of our stockholders (the "Stockholders Agreement"). Under the agreement, THL can require us to register their shares of common stock for sale to the public on two occasions, subject to certain limitations. If a second offering of shares of our common stock to the public occurs, the other stockholders party to the Stockholders Agreement as a group can cause us to register their shares on two occasions. In addition, if we decide to register shares of our common stock for sale to the public, for our own account or someone else's, we must notify each of the parties to the Stockholders Agreement and they have a right to include their shares in such registration, subject to certain limitations. We must pay all of the fees and expenses (other than underwriting discounts and attorneys' fees) of any registration conducted pursuant to the Stockholders Agreement. The Stockholders Agreement also grants certain "tag-along" rights to the parties in the event THL enters into an agreement to sell more than 50% of the stock it acquired when the Company was acquired from Hancock. Four of our directors, Mssrs. Boll, Hagerty, Harkins, and Lawry are affiliated with THL, which is a substantial shareholder.

TRANSACTIONS WITH AFFILIATED PARTIES

     A partnership in which our CEO has a controlling interest makes available to the Company an airplane for business purposes. During 2000, the Company paid approximately $274,000 for use of the plane.

MARGIN LOANS

     Certain of our executive officers and directors borrow from time to time under margin accounts maintained at Wexford Clearing Services Corporation, the Company's principal clearing firm. All such borrowings on margin are made in the ordinary course of business and on substantially the same terms (including interest rates and collateral requirements) as those prevailing for transactions with unaffiliated persons at the same time. Such borrowings by our executive officers and directors do not entail more than normal collectibility and other risks.

INVESTMENT PARTNERSHIPS

     Certain of our executive officers and other employees are limited or general partners in investment vehicles (we will refer to these as the "Employee Investment Vehicles"), through which they invest in funds sponsored by third parties, some of whom are clients of ours. These Employee Investment Vehicles also co-invest in transactions with certain of our clients. In certain instances, we lend to employees, including these executive officers, the amounts they use to purchase their partnership interests. The interest rate charged on such loans is a floating rate equal to our broker call rate, which is the interest rate charged by our brokerage subsidiaries to their margin customers. The Employee Investment Vehicles in their discretion may redeem the interest of these executive officers and other employees if they terminate their employment with us during a specified period following their initial investment in such vehicle. Upon such redemption, the executive officers and other employees would receive the lesser of (1) their paid-in capital contribution less interim distributions, or (2) the value of their partnership interest at that time. We may also call any outstanding loans to such limited partners when they terminate employment with us.

     The table below shows the amounts contributed by our executive officers to the Employee Investment Vehicles, and the distributions made to them, in 2000. The table also shows the outstanding balances of loans we have made to these executive officers as of March 15, 2001 and the largest amount outstanding under such loans at any time since January 1, 2000.

                                      AMOUNTS      DISTRIBUTIONS      LOAN BALANCE          LARGEST LOAN
                                    CONTRIBUTED        MADE               AS OF            BALANCE SINCE
                                      IN 2000         IN 2000       MARCH 15, 2001(1)    JANUARY 1, 2000(1)
                                    -----------    -------------    -----------------    ------------------
John H. Goldsmith.................   $     --        $ 50,100            $   --               $13,570
John F. Luikart...................    415,000         277,362             4,875                77,640
Kevin J. McKay....................         --         202,460                                  28,165
David P. Prokupek.................         --         599,944                --                    --
Robert H. Yevich..................         --          46,412                --                13,570

---------------
(1) Includes loans previously made in connection with Employee Investment Vehicles into which no new amounts were contributed in 2000.

             AUDIT COMMITTEE, AUDIT FEES, AND AUDITOR INDEPENDENCE

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                          Winston J. Churchill
                                          Hugh R. Harris
                                          MEMBERS OF THE AUDIT COMMITTEE

AUDIT FEES, ALL OTHER FEES AND AUDITOR INDEPENDENCE

     For the year ended December 31, 2000 the Company paid its independent auditors, Ernst & Young LLP, approximately $537,500 for audit services and $751,074 for other non-audit services. These non-audit services consisted primarily of corporate tax return review, IRS examination matters, and acquisition related deal structuring and due diligence. The Audit Committee has concluded that the providing of these non-audit services did not adversely impact the independence of Ernst & Young LLP.

                               OTHER INFORMATION

STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's common stock for the period of April 2, 1998 (the date of the Company's initial public offering) to December 31, 2000 with the cumulative total return of Standard & Poor's 500 Stock Index and the Regional Sub-Index of the Financial Service Analytics Stock Price Index ("FSA Regional") over the same period. The graph assumes a $100 investment made on April 2, 1998 and the reinvestment of all dividends. The FSA Regional Index is comprised of 10 publicly traded regional securities firms, including the Company.
PERFORMANCE GRAPH

                                                                             FSA REGIONAL BROKERAGE
                                                  TUCKER ANTHONY SUTRO                INDEX                   S&P 500 INDEX
                                                  --------------------       ----------------------           -------------
4/2/98                                                   100.00                      100.00                      100.00
6/30/98                                                   84.00                      102.00                      102.00
9/30/98                                                   62.00                       75.00                       92.00
12/31/98                                                  71.00                       80.00                      111.00
3/31/99                                                   75.00                       82.00                      117.00
6/30/99                                                   80.00                      107.00                      125.00
9/30/99                                                   64.00                       91.00                      117.00
12/31/99                                                  53.00                       85.00                      134.00
3/31/00                                                   74.00                      107.00                      137.00
6/30/00                                                   86.00                      112.00                      134.00
9/30/00                                                  121.00                      144.00                      133.00
12/31/00                                                 118.00                      149.00                      123.00

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and persons who own more than ten percent (10%) of the Company's common stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock. Our officers, directors and greater-than-ten-percent stockholders of the Company are required to furnish us with copies of all
Section 16(a) reports they file.

     Based solely on our review of the Section 16(a) reports furnished to us and written representations that no other reports were required, we believe that our directors, officers and greater-than-ten-percent stockholders reported all transactions in the Company's common stock and options on a timely basis during the fiscal year ended December 31, 2000, except for Mr. Klipper, an executive officer, who was late in filing two Form 4s.

PROPOSALS FOR THE 2002 ANNUAL MEETING

     If you want to include a proposal in the Proxy Statement for the Company's 2002 Annual Meeting, please send the proposal to us at One Beacon Street, Boston, Massachusetts 02108, Attn: Secretary. Proposals submitted pursuant to SEC Rule 14a-8 must be received on or before December 3, 2001 to be included in next year's Proxy Statement. Under SEC Rule 14a-4, we will be able to use proxies given to us for the 2002 Annual Meeting to vote for or against any stockholder proposal submitted other than pursuant to Rule 14a-8 at our discretion unless the proposal is submitted to us on or before 60 days before next year's Annual Meeting. If the proposal is submitted before that deadline, we will retain our discretion to vote proxies we receive as long as we include in our Proxy Statement information on the nature of the proposal and how we intend to exercise our voting discretion and the proponent does not issue a proxy statement.

                                          By Order of the Board of Directors

                                      /s/ John H. Goldsmith
                                          John H. Goldsmith
                                          Chairman of the Board and
                                          Chief Executive Officer

April 2, 2001

                                   EXHIBIT A

                              TUCKER ANTHONY SUTRO
                   BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Tucker Anthony Sutro (the "Corporation") to assist the Board in monitoring (1) the integrity of the financial reporting processes internal controls regarding financial and accounting policies of the Corporation, (2) the Corporation's compliance with legal and regulatory requirements and (3) the independence and performance of the Corporation's internal and external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and shall be appointed by the Board.

     The Audit Committee shall have direct access to the independent auditors and anyone in the Corporation for purposes of the carrying out its duties. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

     The responsibilities of the Audit Committee shall be as follows:

 1. Receive management's proposal for the selection of independent certified public accounts (external auditors) to audit the accounts of the Corporation and its subsidiaries, and if approved by the Committee, recommend to the Board, for ratification by the stockholders, the accounting firm so selected. Approve any discharge of the external auditors when circumstances warrant. The external auditors shall be ultimately accountable to the Audit Committee and the Board.

 2. Meet with the independent accountants and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized and at the conclusion thereof discuss the results of the audit including any comments or recommendations of the external auditors.

 3. Review the range and cost of audit and non-audit services performed by the independent accountants.

 4. Prior to release of the annual report to shareholders, review with financial management and the external auditors the financial information to be contained in such report. Any significant changes in accounting principles or practices should be explained to the Committee by financial management and the external auditors.

 5. Discuss with the Corporation's financial and auditing personnel and the external auditors the adequacy and effectiveness of the accounting and financial controls of the Corporation.

 6. Review the scope of Internal Audit and Compliance activities, including the proposed audit plans for the coming year, and the coordination with the external auditors. [Receive a summary of findings from completed internal audits and a progress report on the current plan.]

 7. Discuss with Internal Audit and Compliance representatives any significant audit findings and compliance issues.

 8. Review with management, internal audit and the independent accountants any significant risks exposure, including technology risks, and assess management's plans for monitoring and controlling such exposures.

 9. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

10. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

11. Obtain periodic reports from the independent auditor regarding the auditor's independence (including a delineation of all relationships between the auditor and the Company), discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

12. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

13. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement and publish charter in proxy statement when required.

14. Review with the Corporation's General Counsel any legal matters that may have material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

--------------------------------------------------------------------------------

                              --------------------
                              TUCKER ANTHONY SUTRO
                              --------------------

                PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

                              TUCKER ANTHONY SUTRO

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE

     The undersigned stockholder(s) of Tucker Anthony Sutro (the "Company") hereby appoint(s) Messrs. John H. Goldsmith and Kevin J. McKay, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 10, 2001, and at any and all adjournments thereof, to vote all common shares of said Company held of record by the undersigned on March 28, 2001, as if the undersigned were present and voting the shares.

                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                              TUCKER ANTHONY SUTRO

                                  MAY 10, 2001


              | PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED |

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                     FOR all nominees                WITHHOLD
                      listed at right           AUTHORITY to vote
                   (except as indicated)         for the nominees
                   to the contrary below)        listed at right

1. ELECTION                [ ]                        [ ]       NOMINEES:  John H. Goldsmith
   OF                                                                      John F. Luikert
   DIRECTORS                                                               David P. Prokupek
                                                                           Mark T. Whaley
   (INSTRUCTIONS: To withhold authority to vote for                        Robert H. Yevich
   any nominee, write that nominee's name on the space                     C. Hunter Boll
   provided below.)                                                        Winston J. Churchill
                                                                           Thomas M. Hagerty
   ___________________________________________________                     David V. Harkins
                                                                           Hugh R. Harris
                                                                           Seth W. Lawry

2. Ratification of the appointment of the accounting     FOR   AGAINST   ABSTAIN
   firm of Ernst & Young, LLP to serve as independent    [ ]     [ ]       [ ]
   accountants for the Company for the fiscal year ending December 31, 2001.

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting to the extent permitted by law.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.


                                                I PLAN TO ATTEND THE MEETING [ ]


SIGNATURE _______________ SIGNATURE _________________________ Date _______, 2001
                                    SIGNATURE IF HELD JOINTLY

Note: (Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)

--------------------------------------------------------------------------------